UACSC 96-D
                          UNION ACCEPTANCE CORPORATION
                                   (Servicer)
                              MONTH ENDING 5/31/97

PRINCIPAL BALANCE RECONCILIATION                                             D O L L A R S                               NUMBERS
                                                      CLASS A-1       CLASS A-2         CLASS A-3     TOTAL CLASS A's
                                                 ------------------------------------------------------------------
Original Principal Balance                         171,000,000.00    91,085,000.00    21,000,347.28    283,085,347.28      22,490
Beginning Period Principal Balance                 125,125,130.49    91,085,000.00    21,000,347.28    237,210,477.77      19,874
Principal Collections - Scheduled Payments           3,268,233.75             0.00             0.00      3,268,233.75           0
Principal Collections - Payoffs                      3,083,060.21             0.00             0.00      3,083,060.21         339
Principal Withdrawal from Payahead                       7,772.41             0.00             0.00          7,772.41           0
Gross Principal Charge Offs                            931,385.76             0.00             0.00        931,385.76          65
Repurchases                                             42,458.40             0.00             0.00         42,458.40          12
Ending Balance                                     117,792,219.96    91,085,000.00    21,000,347.28    229,877,567.24      19,458
                                                   ==============    =============    =============    ==============      ======

Certificate Factor                                      0.6888434        1.0000000        1.0000000         0.8120433
Pass Through Rate                                           5.960%           6.170%           6.300%            6.053%

CASH FLOW RECONCILIATION
Principal Wired                                                                                          6,392,619.86
Interest Wired                                                                                           2,369,847.88
Withdrawal from Payahead Account                                                                            13,034.16
Repurchases (Principal and Interest)                                                                        43,774.29
Charge Off Recoveries                                                                                      304,371.74
Interest Advances                                                                                           74,455.55
Certificate Account Interest Earned                                                                         27,198.69
Spread Account Withdrawal                                                                                        0.00
Class A Surety Bond Draw for Class I Interest                                                                    0.00
Class A Surety Bond Draw for Class A
     Principal or Interest                                                                                       0.00
Total Cash Flow                                                                                          9,225,302.17
                                                                                                         ============

TRUSTEE DISTRIBUTION  (6/10/97)

Total Cash Flow                                                                                          9,225,302.17
Unrecovered Advances on Defaulted Receivables                                                               29,046.91
Servicing Fee (Due and Unpaid)                                                                                   0.00
Interest to Class A-1 Certificateholders                                                                   621,454.81
Interest to Class A-2 Certificateholders                                                                   468,328.71
Interest to Class A-3 Certificateholders                                                                   110,251.82
Interest to Class I Certificateholders                                                                     466,884.98
Principal to Class A-1 Certificateholders                                                                7,332,910.53
Principal to Class A-2 Certificateholders                                                                        0.00
Principal to Class A-3 Certificateholders                                                                        0.00
Surety Bond Premium                                                                                         29,692.52
Interest Advance Recoveries from Payments                                                                   48,102.46
Unreimbursed draws on Class A's Surety
     Bond for Class I Interest                                                                                   0.00
Unreimbursed draws on Class A's Surety
     Bond for Class A Principal or  Interest                                                                     0.00
Deposit to Payahead                                                                                         44,678.68
Certificate Account Interest to Servicer                                                                    27,198.69
Payahead Account Interest to Servicer                                                                          951.08
Excess                                                                                                      45,800.98
Net Cash                                                                                                         0.00
                                                                                                         ============
Monthly Servicing Fee and the Spread Amount                                                              1,370,994.09
                                                                                                         ============
Servicing Fee Retained from Interest Collections                                                           197,675.40
                                                                                                         ============

SPREAD ACCOUNT  RECONCILIATION
Original Balance                                                                                                 0.00
Beginning Balance                                                                                        3,206,455.21
Trustee Distribution of Excess                                                                              45,800.98
Interest Earned                                                                                             13,822.72
Spread Account Draws                                                                                             0.00
Reimbursement for Prior Spread Account Draws                                                                     0.00
Distribution of Funds to Servicer                                                                                0.00
Ending Balance                                                                                           3,266,078.91
                                                                                                         ============
Required Balance                                                                                         3,538,566.84

FIRST LOSS PROTECTION  AMOUNT  RECONCILIATION

Original Balance                                                                                        14,154,267.36
Beginning Balance                                                                                        8,654,068.68
Reduction Due to Spread Account                                                                            (59,623.70)
Reduction Due to Principal Reduction                                                                      (366,645.53)
Ending Balance                                                                                           8,227,799.45
                                                                                                         ============

First Loss Protection Required Amount                                                                    8,227,799.45
First Loss Protection Fee %                                                                                      2.00%
First Loss Protection Fee                                                                                   14,170.10

SURETY BOND  RECONCILIATION

Original Balance                                                                                       283,085,347.28
Beginning Balance                                                                                      235,349,790.48
Draws                                                                                                            0.00
Reimbursement of Prior Draws                                                                                     0.00
Ending Balance                                                                                         235,349,790.48
                                                                                                       ==============
Adjusted Ending Balance Based
     Upon Required Balance                                                                             227,897,503.52
                                                                                                       ==============
Required Balance                                                                                       227,897,503.52

PAYAHEAD RECONCILIATION

Beginning Balance                                                                                          218,623.40
Deposit                                                                                                     44,678.68
Payahead Interest                                                                                              951.08
Withdrawal                                                                                                  13,034.16
Ending Balance                                                                                             251,219.00
                                                                                                       ==============